UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant [  ]

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[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

Digital Ally, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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January 30, 2015

Dear Stockholder,

Despite several attempts to contact stockholders, we were unable to achieve a quorum at the Special Meeting of Stockholders of Digital Ally, Inc. originally scheduled for January 30, 2015 and the Meeting has been adjourned to February 13, 2015. To help ensure that the Meeting is not adjourned again and to avoid the expense of further solicitation, we urge you to vote today.

Given the brief time remaining, please call our proxy solicitor at 1-888-750-5834 for easy instructions to vote your shares.

Thank you in advance for your time.

Sincerely,

Stanton E. Ross
Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

Remember, you may be able to vote your shares by telephone or via the Internet.

Just follow the easy instructions on the enclosed proxy card.